                                                                    EXHIBIT 23.1



               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-72888) pertaining to the Odyssey HealthCare, Inc. Stock Option Plan, the Odyssey Healthcare, Inc. 2001 Equity-Based Compensation Plan and the Odyssey HealthCare, Inc. Employee Stock Purchase Plan of our report dated February 1, 2002, with respect to the consolidated financial statements of Odyssey HealthCare, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                /s/ ERNST & YOUNG LLP




Dallas, Texas
March 18, 2002